Exhibit 10.6


                                    AGREEMENT

     This Agreement (this "Agreement") is made and entered into as of August 15, 2005, by and among Seymour Holtzman ("SH") and Jewelcor Management, Inc. ("JMI", and together with SH, "Jewelcor"), on the one hand, and George Foreman ("GF") and George Foreman Productions, Inc., a Nevada corporation ("GFPI", and together with GF, "Foreman"), on the other hand.

                                    RECITALS

     WHEREAS, concurrently with the execution and delivery of this Agreement, Foreman, on the one hand, and George Foreman Ventures LLC, a Delaware limited liability company ("GFV"), on the other hand, are entering into an assignment agreement, in substantially the form attached hereto as Exhibit A (such agreement, the "Assignment Agreement"); and

     WHEREAS, concurrently with the execution and delivery of this Agreement, GFV, on the one hand, and GF and GFPI, on the other hand, are entering into a subscription agreement, in substantially the form attached hereto as Exhibit B (the "Subscription Agreement"), pursuant to which GFV is issuing to Foreman membership interests in GFV ("Membership Interests") having the rights set forth in the Operating Agreement, which is being executed and delivered by Foreman concurrently with the execution and delivery of this Agreement (the membership interests issued pursuant to the Subscription Agreement, the "Foreman Interests"); and

     WHEREAS, concurrently with the execution and delivery of this Agreement, GFV and MM Companies, Inc., a Delaware corporation and a member of GFV ("MM"), on the one hand, and GF and GFPI, on the other hand, are entering into an investor rights agreement, in substantially the form attached hereto as Exhibit C (the "Investor Rights Agreement"), pursuant to which, among other things, Foreman shall have the right to exchange the Foreman Interests for shares of common stock of MM ("Common Stock"), subject to the terms of the Investor Rights Agreement; and

     WHEREAS, SH is a director of MM and the president and sole director of JMI, the largest holder of Common Stock; and

     WHEREAS, SH and his wife own, as tenants by the entirety, a controlling interest in S.H. Holdings, Inc., the indirect sole stockholder of JMI; and

     WHEREAS, it is a condition to Foreman's entering into the Assignment Agreement and the Subscription Agreement that Foreman and Jewelcor enter into this Agreement;

     NOW, THEREFORE, in consideration of the foregoing, the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.  Right of First Refusal; Tag-Along Right.

            (a) In the event that, prior to the earlier of (x) the first anniversary of the Closing Date and (y) the date on which all of the Foreman Shares have been registered under the

Securities Act pursuant to an effective registration statement (the earlier of such dates, the "Extended Notification Date"), a Holder seeks to transfer any shares of Common Stock, whether voluntarily or involuntarily, except to a Permitted Transferee (as defined below) or pursuant to a De Minimis Sale (as defined below) (such Holder, in such capacity, the "Selling Holder"), such Selling Holder shall provide ninety (90) days' prior written notice of such Selling Holder's intention (the "Selling Notice") to the other Holder (in such capacity, the "Notified Holder"). The Selling Notice shall specify the number of shares of Common Stock to be transferred (the "Selling Holder Shares") and shall state the price (the "Offered Price") and all other terms of the proposed transaction.

            (b) The Notified Holder shall have the right, exercisable upon written notice to the Selling Holder prior to the end of the fifteen (15) day period following the Notified Holder's receipt of the Selling Notice, to:

               (i) Elect, by giving written notice to the Selling Holder within fifteen (15) days receipt of the Selling Notice, to purchase all of the Selling Holder Shares at the Offered Price. Payment of the Offered Price shall be made within thirty
                    (30) days after delivery of the Notified Holder Notice or, if later, at the time set forth in the Selling Notice. At the time of payment, the Selling Holder shall deliver to the Notified Holder a duly endorsed stock certificate or certificates evidencing the Selling Holder Shares.

                    or

               (ii) Participate in such sale of Selling  Holder Shares  pursuant to the terms specified in the Selling Notice (such right, the "Tag-Along Right"). To the extent that the Tag Along Holder exercises the Tag-Along Right in accordance with the terms and conditions set forth below, the number of Selling Holder Shares the Selling Holder may sell pursuant to the Selling Notice shall be correspondingly reduced. The Tag-Along Right shall be subject to the following terms and conditions:

                    (A) Number of Shares. The Notified Holder may sell up to fifty percent (50%) of the number of Selling Holder Shares.

                    (B) Delivery of Certificates. The Notified Holder shall effect his or its participation in the sale by delivering to the Selling Holder for transfer to the prospective purchaser one or more certificates, properly endorsed for transfer, which represent the shares of Common Stock that the Notified Holder elects to sell. The stock certificate or certificates which the Notified Holder delivers to the Selling Holder shall be delivered by the Selling Holder to the prospective purchaser in consummation of the sale pursuant to the terms and conditions specified in the Selling Notice, and such purchaser shall pay to such account or in such manner as may be reasonably designated by the Notified Holder or, if the purchaser refuses to agree to direct remittance after reasonable efforts by the


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

                         Selling Holder to obtain such agreement, the Selling Holder shall promptly thereafter remit to the Notified Holder that portion of the sale proceeds to which the Notified Holder is entitled by reason of his participation in such sale.

Section 2.  Additional Covenants.

            (a) In the event that, on or after the Extended Notification Date, a Holder seeks to transfer any shares of Common Stock, whether voluntarily or involuntarily, except to a Permitted Transferee (as defined below) or pursuant to a De Minimis Sale (as defined below), such Holder shall provide ten (10) days' prior written notice of such Selling Holder's intention, which notice shall specify the number of shares of Common Stock to be transferred and shall state the price and all other terms of the proposed transaction.

            (b) Prior to the Extended Notification Date, Jewelcor shall not engage in any sales or transfers of Common Stock if, immediately following such sale or transfer, the number of Jewelcor Shares shall be less than seventy-five percent (75%) of the number of Jewelcor Shares on the date hereof.

            (c) Each of GF and GFPI shall comply with their covenants in Sections 5(a) and 5(b) of the Investor Rights Agreement, and each of GF and GFPI agrees that Jewelcor shall be deemed to be a third party beneficiary of such covenants and shall have the right to an injunction, temporary restraining order or other equitable relief in any court of competent jurisdiction enjoining any breach of such Section 5(a) or such Section 5(b) and enforcing specifically the terms and provisions thereof.

            (d) No sale, transfer or other disposition of any Foreman Shares or Jewelcor Shares (or of Membership Interests convertible into Foreman Shares), other than a De Minimis Sale or a sale to the public pursuant to a valid registration statement or Rule 144 promulgated under the Securities Act, shall be effected unless the transferee of such shares (or Membership Interests) first agrees in writing, in form and substance reasonably acceptable to the other party hereto, to be bound by the transferee agrees to be bound by the terms and conditions of this Agreement and the Investor Rights Agreement to the same extent as the transferor of such shares.

Section 3. Pledges of Stock. Notwithstanding anything herein to the contrary, a Holder may pledge shares of Common Stock to a bank or other financial institution without complying with the provisions of Section 1 hereof, provided that the pledge or security agreement under which such shares are pledged specifies that the pledgee agrees to be bound by the terms and conditions of this Agreement if such pledgee becomes a Holder with respect to such shares.

Section 4.  Certain Definitions.

            Affiliate: With respect to a specified Person, any other Person that directly or indirectly, through one or more intermediaries, has control of, is controlled by, or is under common control with, such specified Person. For purposes of this definition, the term "control" (including the terms "controlling," "controlled by" and "under common control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management or policies of a Person whether through the ownership of voting securities, by contract or otherwise.

            Closing Date:   The  date  of  the   closing  of  the   transactions
contemplated by the Assignment Agreement, the Subscription Agreement and the Investor Rights Agreement.

            De Minimis Sale: A sale or transfer by a Holder of a number of shares of Common Stock that, together with all sales of Common Stock for the account of such Holder within the preceding three months, does not exceed the greater of (i) one percent (1%) of the shares of Common Stock outstanding as shown by the most recent report or statement published by MM, or (ii) the average weekly reported volume of trading in such shares of Common Stock on all national securities exchanges and/or reported through the automated quotation system of a registered securities association during the four calendar weeks preceding the filing of notice required by paragraph (h) of Rule 144 promulgated under the Securities Act, or if no such notice is required the date of receipt of the order to execute the transaction by the broker or the date of execution of the transaction directly with a market maker, or (iii) the average weekly volume of trading in shares of Common Stock reported through the consolidated transaction reporting system, contemplated by Rule 11Aa3-1 under the Securities Exchange Act of 1934, as amended, during the four-week period specified in clause (ii).

            Foreman Shares:  At any time, the sum of (i) the number of shares of
Common Stock owned by Foreman and his Permitted Transferees and (ii) the number of shares of Common Stock then issuable upon conversion of outstanding securities convertible into or exercisable or exchangeable for Common Stock (including shares of preferred stock, warrants, options and Membership Interests) then held by Foreman and his Permitted Transferees.

            Jewelcor Shares: At any time, the sum of (i) the number of shares of Common Stock then held by Jewelcor and its Permitted Transferees, and (ii) the number of shares of Common Stock then issuable upon conversion of outstanding securities convertible into or exercisable or exchangeable for Common Stock (including shares of preferred stock, warrants and options) then held by Jewelcor and its Permitted Transferees.

            LLC  Percentage:   With   respect   to  each  Member,  the  "Company
Percentage" (as such term is defined in the Operating Agreement) of such Member in GFV with respect to the Non-Traditional Businesses.

            Member. A Person whose name is set forth on Schedule A to the Operating Agreement as a member of GFV, as such Schedule may be amended pursuant to the terms of the Operating Agreement.

            Operating Agreement: The amended and restated limited liability company agreement of GFV, dated as of the date hereof.

            Permitted Transferee: (a) With respect to any natural person, such natural person's spouse, any lineal ancestor or descendant of such person or spouse, the spouses of such lineal ancestors or descendants, trusts for the benefit of any of the foregoing, a corporation all of the outstanding capital stock of which is at all times solely owned by, a limited liability company all of the members of which are at all times solely, or a partnership all of the partners of which are at all times solely, such natural person and/or any Permitted Transferee and, in the event of the death of such natural person, such natural person's estate; and (b) with respect to any Person other than a natural person, any Affiliate of such Person; provided that, in the case of each of clauses (a) and (b) above, each such transferee will be a "Permitted Transferee" for purposes of this Agreement only if such transferee shall have executed and delivered to the Company an instrument pursuant to which the transferee will have agreed to be bound by all of the terms of this Agreement applicable to the transferor.

            Person: An individual, trust, estate, partnership, joint venture, association, company, corporation or other entity.

            Securities Act: The Securities Act of 1933, as amended.

Section 5.  Miscellaneous.

            (a) Successors and Assigns; Assignment. The terms and conditions of this Agreement will inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by Foreman on the one hand, or Jewelcor, on the other hand, without the prior written consent of the other.

            (b)  Governing Law; Arbitration.  This Agreement will be governed by and construed and enforced under the internal laws of the State of New York, without reference to principles of conflict of laws or choice of laws. Any controversy or claim arising under, out of, or in relation to this Agreement or any breach or alleged breach hereof, shall be determined and settled by arbitration, pursuant to the rules then obtaining of the American Arbitration Association (the "AAA"), and the procedures set forth herein. In the event of an inconsistency between the rules of the AAA and the procedures set forth herein, the procedures set forth herein shall control. The location of the arbitration shall be in New York, New York. The arbitration shall be conducted by a panel of three (3) neutral arbitrators who are independent and disinterested with respect to the parties, the Agreement, and the outcome of the arbitration. The parties shall first attempt to select mutually the three (3) arbitrators. If no agreement can be reached by the parties within thirty (30) days of the filing of the demand for arbitration, then each party shall select one (1) arbitrator and the two (2) arbitrators thus selected shall then select the third arbitrator. If any vacancy occurs in the board of arbitrators appointed hereunder by reason of death, resignation, refusal to act, physical incapacity or otherwise, a new arbitrator shall be appointed in the same manner and by the same party or arbitrators, as applicable, by whom the previous incumbent was appointed. The arbitrators shall be instructed and directed to assume case management initiative and control over the arbitration process (including, without limitation, scheduling of events, prehearing discovery and activities, and the conduct of the hearing), in order to complete the arbitration as expeditiously as is reasonably practical for obtaining a just resolution of the dispute. Each party shall bear its own expenses in connection with the arbitration, and shall share equally in the payment of the arbitrators' fees as and when billed by the arbitrators, unless the arbitrators rule otherwise. Such determination by the two (2) of the three (3) arbitrators shall be final, binding and conclusive upon the parties hereto and shall be rendered in such form that it may be judicially confirmed under the laws of the State of New York. The parties hereto expressly consent to the exclusive jurisdiction of the courts in New York County to enforce any award of the arbitrators.



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

            (c) Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. Signed facsimile copies of this Agreement will legally bind the parties to the same extent as original documents.

            (d) Headings. The headings and captions used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. All references in this Agreement to sections and exhibits will, unless otherwise provided, refer to sections hereof and exhibits attached hereto.

            (e) Notices. Any notices and other communications required or permitted under this Agreement shall be in writing and shall be delivered (i) personally by hand or by courier, (ii) mailed by United States first-class mail, postage prepaid or (iii) sent by facsimile directed (x) if to Jewelcor, at Jewelcor's address or facsimile number set forth below, or at such address or facsimile number as Jewelcor may designate by giving at least ten (10) days' advance written notice to Foreman or (y) if to Foreman, at Foreman's address or facsimile number set forth below, or at such address or facsimile number as Foreman may designate by giving at least ten (10) days' advance written notice to Jewelcor. All such notices and other communications shall be deemed given upon (i) receipt or refusal of receipt, if delivered personally, (ii) three (3) days after being placed in the mail, if mailed, or (iii) confirmation of facsimile transfer, if faxed.

            The address of Jewelcor for the purpose of this Section 5(e) is as follows:

                 Seymour Holtzman
                 Jewelcor Management, Inc.
                 100 N. Wilkes-Barre Blvd., 4th Floor
                 Wilkes-Barre, Pennsylvania  18702
                 Facsimile:

                 with a copy to:

                 Kramer Levin Naftalis & Frankel LLP
                 1177 Avenue of the Americas
                 New York, New York  10036
                 Attention: Peter G. Smith, Esq.
                 Facsimile: (212) 715-8000

            The address of Foreman for the purpose of this Section 5(e) is as follows:

                 George Foreman
                 George Foreman Productions, Inc.
                 4402 Walham Court
                 Kingwood, Texas  77345
                 Facsimile:

                 with a copy to:

                 Kirkpatrick & Lockhart Nicholson Graham LLP
                 2828 North Harwood Street, Suite 1800
                 Dallas, Texas  75201
                 Attention: Robert E. Wolin, Esq.
                 Facsimile: (214) 939-4949

            (f) Amendments and Waivers. This Agreement may be amended and the observance of any term of this Agreement may be waived only with the written consent of Jewelcor and Foreman. Any amendment effected in accordance with this
Section 5(f) will be binding upon Jewelcor, Foreman and their respective successors and assigns.

            (g) Severability. If any provision of this Agreement is held to be unenforceable under applicable law, such provision will be excluded from this Agreement and the balance of the Agreement will be interpreted as if such provision were so excluded and will be enforceable in accordance with its terms.

            (h) Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings, duties or obligations between the parties with respect to the subject matter hereof.

            (i) Further Assurances. From and after the date of this Agreement, upon the request of Jewelcor or Foreman, Jewelcor and Foreman will execute and deliver such instruments, documents or other writings, and take such other actions, as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

            (j) Negotiated Agreement. Each of Jewelcor and Foreman acknowledges that he or it has been advised and represented by counsel in the negotiation, execution and delivery of this Agreement and accordingly agrees that if an ambiguity exists with respect to any provision of this Agreement, such provision shall not be construed against any party because such party or such party's representatives drafted such provision.

            (k) Meaning of Include and Including. Whenever in this Agreement the word "include" or "including" is used, it shall be deemed to mean "include, without limitation" or "including, without limitation," as the case may be, and the language following "include" or "including" shall not be deemed to set forth an exhaustive list.

            (l)  Equitable   Remedies.   Notwithstanding    the   provisions  of
Section 5(b) hereof, in the event of (x) a breach of this Agreement or (y) a failure of a party to perform any of its or his obligations under this Agreement, and, in either case, money damages would not be adequate compensation for the damages that the other party would suffer by reason of such breach or failure, each party hereto agrees that, in addition to and without limiting any other remedy or right such party may have, the non-breaching party will have the right to an injunction, temporary restraining order or other equitable relief in any court of competent jurisdiction enjoining any such breach and enforcing specifically the terms and provisions hereof. In the event of any controversy or claim arising out of or relating to any such breach or failure, each of



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

the parties hereto irrevocably (i) submits to the non-exclusive jurisdiction of any New York state court sitting in the County of New York or any federal court sitting in U.S. District Court for the Southern District of the State of New York, (ii) waives any objection which such party may have at any time to the laying of venue of any action or proceeding brought in any such court and (iii) waives any claim that such action or proceeding has been brought in an inconvenient forum.

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          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.



                                         SEYMOUR HOLTZMAN


                                             /s/ Seymour Holtzman
                                         ------------------------------------
                                         Seymour Holtzman


                                         JEWELCOR MANAGEMENT, INC.


                                         By: /s/ Seymour Holtzman
                                            ---------------------------------
                                            Name: Seymour Holtzman
                                            Title: President


                                         GEORGE FOREMAN


                                             /s/ George Foreman
                                         ------------------------------------
                                         George Foreman


                                         GEORGE FOREMAN PRODUCTIONS, INC.


                                         By: /s/ George Foreman
                                            ---------------------------------
                                            Name: George Foreman
                                            Title: President